Exhibit 4.1

Exhibit 4.1 DESCRIPTION OF OUR SHARES OF BENEFICIAL INTEREST The following description of certain terms of our common shares is a summary and is qualified in its entirety by reference to the declaration of trust and the bylaws of Star Holdings, as in effect from time to time. While the following describes certain terms of our capital stock, the description may not contain all of the information that is important to you. You are encouraged to read the full text of the most recent versions of our declaration of trust and bylaws, which are publicly filed with the Securities and Exchange Commission, as well as the applicable provisions of the Maryland Statutory Trust Act. General Our authorized stock consists of 200,000,000 common shares of beneficial interest, par value $0.001 per share, and 30,000,000 preferred shares of beneficial interest, par value $0.001 per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust from time to time to increase or decrease the aggregate number of authorized shares of beneficial interest or the number of shares of beneficial interest of any class or series that we have authority to issue without shareholder approval. Under the Maryland Statutory Trust Act (the "MSTA"), unless the declaration of trust provides otherwise, which it does not, shareholders are entitled to the same limitation of personal liability extended to stockholders under the Maryland General Corporation Law (the “MGCL”). Under the MGCL, stockholders are not generally liable for debts or obligations solely as a result of their status as stockholders. Common Shares All of the outstanding common shares have been duly authorized and are fully paid and nonassessable. Subject to the preferential rights of any other class or series of our shares, if any, holders of common shares are entitled to receive distributions on such common shares out of assets legally available therefore if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities. Each outstanding common share entitles the holder thereof to one vote on all matters on which the holders of common shares are entitled to vote, including the election of trustees, and, except as provided with respect to any other class or series of shares, the holders of common shares will vote together as a single class and will possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes of the outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining shares will not be able to elect any trustees. Trustees are elected by a plurality of all the votes cast in the election of trustees. Under a plurality voting standard, trustees who receive the greatest number of votes cast in their favor are elected to the board of trustees.

- 2 - Holders of common shares have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights unless our board of trustees determines that appraisal rights apply, with respect to all or any such classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a share exchange unless the action is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our declaration of trust provides that these actions (other than the sale of all or substantially all of our assets, which will not require shareholder approval) may be approved by a majority of all of the votes entitled to be cast on the matter. Power to Reclassify Our Unissued Shares of Stock Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common shares or preferred shares into other classes or series of shares. Prior to the issuance of shares of each class or series, our board of trustees is required by our declaration of trust to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of common shares or preferred shares with terms and conditions that may have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders. Power to Increase or Decrease Authorized Common Shares and Issue Additional Common Shares and Preferred Shares Our declaration of trust authorizes our board of trustees to amend our declaration of trust from time to time to increase or decrease the number of authorized shares and to issue additional authorized but unissued common shares or preferred shares (including shares that have been reclassified). The additional classes or series, as well as the additional common shares, will be available for issuance without further action by our shareholders, unless such approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of trustees could authorize us to issue a class or series of shares that may, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

- 3 - Our Board of Trustees Our declaration of trust and bylaws provide that the number of trustees we have may be established by our board of trustees but that the number may not be less than one nor more than 15. Our declaration of trust and bylaws currently provide that, except as may be provided by the board of trustees in setting the terms of any class or series of preferred shares, any vacancy may be filled by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Each of our trustees is elected by our shareholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Removal of Trustees Our declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, any trustee may be removed, at any time, but only for cause, and then only by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of trustees. Cause is defined in our declaration of trust to mean, with respect to any particular trustee, a conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. Subtitle 8 Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions: • a classified board; • a two-thirds vote requirement for removing a trustee; • a requirement that the number of trustees be fixed only by vote of the trustees; • a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of class of trustees in which the vacancy occurred; and • a majority requirement for the calling of a special meeting of shareholders. Our declaration of trust provides that Subtitle 8 shall apply to us. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any trustee from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of trusteeships, subject to limitations set forth in our declaration of trust and bylaws, (3) require that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and for the

- 4 - remainder of the full term of class of trusteeship in which such vacancy occurred, and (4) require, unless called by the chairman of our board of trustees, our president, our chief executive officer or our board of trustees, the request of shareholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of shareholders and containing the information required in our bylaws. We have not elected to create a classified board. In the future, our board of trustees may elect, without shareholder approval, to create a classified board or elect to be subject to one or more of the other provisions of Subtitle 8. Shareholder Rights Plan We do not have a shareholder rights plan and our board of trustees has adopted a policy that our board may not adopt any shareholder rights plan unless the adoption of the plan has been approved by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees, except that our board of trustees may adopt a shareholder rights plan without the prior approval of our shareholders if our board, in the exercise of its duties, determines that seeking prior shareholder approval would not be in our best interests under the circumstances then existing. The policy further provides that if a shareholder rights plan is adopted by our board without the prior approval of our shareholders, the shareholder rights plan will expire on the date of the first annual meeting of shareholders held after the first anniversary of the adoption of the plan, unless an extension of the plan is approved by our shareholders. Meetings of Shareholders Pursuant to our bylaws, a meeting of our shareholders for the election of trustees and the transaction of any business will be held annually at a date, time and place set by our board of trustees. The chairman of our board of trustees, our chief executive officer, our president or our board of trustees may call a special meeting of our shareholders. Subject to the provisions of our bylaws, a special meeting of our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast a majority of all the votes entitled to be cast on any matter that may be properly considered at a meeting of shareholders and containing the information required in our bylaws. Amendments to Our Declaration of Trust and Bylaws Our declaration of trust generally may be amended only with the approval of our board of trustees and the affirmative vote of the shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, our board of trustees, without shareholder approval, has the power under our declaration of trust to amend our declaration of trust from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued common shares or preferred shares and to classify or reclassify any unissued common shares or preferred shares into one or more classes or series of shares and set the terms of such newly classified or reclassified shares. See “Power to Reclassify Our

- 5 - Unissued Shares of Stock” and “— Power to Increase or Decrease Authorized Common Shares and Issue Additional Common Shares and Preferred Shares.” Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. Sale of Assets and Dissolution of Our Company Our declaration of trust provides that our board of trustees may transfer, lease, sell or dispose of all or substantially all of our assets or liquidate, dissolve or wind-up the company without having to obtain the approval of our shareholders. Advance Notice of Trustee Nominations and New Business Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees and the proposal of other business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of trustees or (iii) by a shareholder who is a shareholder of record at the record date set by the board of trustees for the purpose of determining shareholders entitled to vote at the annual meeting, at the time of giving the notice required by our bylaws and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice provisions set forth in our bylaws. With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees may be made only (i) by or at the direction of our board of trustees or (ii) provided that the meeting has been called in accordance with our bylaws for the purpose of electing trustees, by a shareholder who is a shareholder of record as of the record date for the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws. Exclusive Forum Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the U.S. District Court for the District of Maryland, Northern Division, is the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf, other than actions arising under federal securities laws; (ii) any action asserting a claim of breach of any duty owed by any of our trustees or executive officers or other employees us or our shareholders; (iii) any action asserting a claim against us or any of our trustees or executive officers or other employees arising pursuant to any provision of the MSTA or our declaration of trust or bylaws; or (iv) any action asserting a claim against us or any or any of our trustees or executive officers or other employees that is governed by the internal affairs doctrine.